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                                                                     Exhibit 1



           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Pre Effective Amendment No. 1 to the Registration Statement (Form S-6
No. 333-43107) pertaining to the Lincoln Life Flexible Premium Variable Life Separate Account R, and to the use therein of our report dated February 5, 1998, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company for each of the three years in the period ended December 31, 1997.

                                                   /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 9, 1998